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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           -------------------------


Date of Report (Date of earliest event reported): March 19, 2001



                               SL INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)



New Jersey                             1-4987           21-0682685
(STATE OR OTHER JURISDICTION OF        (COMMISSION      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        FILE NUMBER)     IDENTIFICATION NUMBER)



                         520 Fellowship Road, Suite A114
                         Mount Laurel, New Jersey 08054
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


                                 (856) 727-1500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS.

        On March 19, 2001, SL Industries, Inc. (the "Company") issued a press release announcing that the board of directors had determined to explore a sale of the Company in order to maximize shareholder value and that Credit Suisse First Boston had been retained to lead the process. In connection with this process, the board of directors has decided to postpone the Company's annual meeting of shareholders until an appropriate time in the future at which shareholders will be asked either to vote for a proposed sale transaction or to elect a slate of directors, or both.

        The Company also announced that, due to the severity of the current economic slowdown, it believed that its earnings for the fiscal year ending December 31, 2001 would be materially below the range of $0.95 to $1.15 per diluted share previously announced.

        A copy of the press release appears as Exhibit 99 to this Report and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      The following is filed as an Exhibit to this Report:


Exhibit Number    Description
--------------    -----------
        99        Press Release dated March 19, 2001.



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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mount Laurel, State of New Jersey, on the 21st day of March, 2001.


                                     SL INDUSTRIES, INC.


                                     By: /s/ Owen Farren
                                        ---------------------------------------
                                         Owen Farren
                                         President and Chief Executive Officer


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                                  EXHIBIT INDEX


                  Exhibit Number    Description
                  -------------     -----------
                           99       Press Release dated March 19, 2001.